UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2022

Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

265 Exchange Drive, Suite 100, Crystal Lake, Illinois 60014

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (815) 477-0424

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ATR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Assignment of Private Placement Notes

On March 1, 2022, AptarGroup, Inc. (the “Company”), together with its subsidiary AptarGroup UK Holdings Limited (“AGUK”), entered into an Assignment, Assumption and Amendment Agreement (the “Amendment”) with the holders of all €100 million aggregate principal amount of AGUK’s 0.98% Senior Notes due July 19, 2023 and all €200 million aggregate principal amount of AGUK's 1.17% Senior Notes due July 19, 2024 (collectively, the “UK Notes”), which were initially issued under a Note Purchase and Guaranty Agreement, dated as of July 19, 2017 (the “Note Purchase Agreement”), among the Company, as guarantor, AGUK, as issuer, and the purchasers of the UK Notes. Pursuant to the Amendment, among other things, the Company will assume the due and punctual performance and observance of the obligations of AGUK under the Note Purchase Agreement and the UK Notes, and AGUK will be concurrently released from all obligations under the Note Purchase Agreement and the UK Notes, in each case effective March 1, 2022.

Issuance of 3.600% Senior Notes due 2032

On March 7, 2022, the Company issued $400 million aggregate principal amount of 3.600% Senior Notes due 2032 (the “Notes”) in an underwritten public offering (the “Offering”). The form and terms of the Notes were established pursuant to an Indenture, dated as of March 7, 2022 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of March 7, 2022 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes mature on March 15, 2032 and bear interest at the rate of 3.600% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2022. The Notes are unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future senior unsecured indebtedness.

Prior to December 15, 2031 (three months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a “make-whole” redemption price, plus accrued and unpaid interest thereon to, but not including, the redemption date. On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. Upon the occurrence of a “change of control repurchase event” (as defined in the First Supplemental Indenture), the Company may be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains certain covenants, including, but not limited to, covenants limiting the Company’s ability and the ability of the Company’s subsidiaries to create certain liens, enter into sale and lease-back transactions and merge, consolidate or sell substantially all of their assets.

The foregoing description of the Indenture, the Supplemental Indenture and the Notes is qualified in its entirety by reference to the complete terms and conditions of the Indenture, the Supplemental Indenture and the form of Note, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

In connection with the Offering, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule 1 to the Underwriting Agreement, with respect to the offer and sale of the Notes. The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary closing conditions, indemnification rights and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes were issued in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-253425) and a related prospectus supplement dated as of March 2, 2022. The Company is filing Exhibit 5.1 with this Current Report on Form 8-K in connection with such Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated March 2, 2022, among the Company, BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

4.1	Indenture, dated as of March 7, 2022, between the Company and U.S. Bank Trust Company, National Association, as trustee

4.2	First Supplemental Indenture, dated as of March 7, 2022, between the Company and U.S. Bank Trust Company, National Association, as trustee

4.3	Form of 3.600% Senior Notes due 2032 (included as Exhibit A to the First Supplemental Indenture filed herewith as Exhibit 4.2)

5.1	Opinion of Sidley Austin LLP relating to the Notes

23.1	Consent of Sidley Austin LLP (included in opinion filed as Exhibit 5.1)

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTARGROUP, INC.

	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Date: March 7, 2022		Executive Vice President and Chief Financial Officer